Exhibit 99.1

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Strong Second Quarter Results with
Record Quarterly Revenues

DALLAS – August 1, 2007 – Trinity Industries, Inc. (NYSE:TRN) today reported earnings from continuing operations of $69.0 million, or $0.85 per common diluted share for the second quarter ended June 30, 2007. Earnings from continuing operations for the same quarter of 2006 were $64.3 million, or $0.81 per common diluted share.

Earnings in the second quarter of 2007 were enhanced by nine cents per common diluted share due to an initial sale of railcars from Trinity’s leasing portfolio to TRIP Rail Holdings LLC (“TRIP”). This transaction will continue to provide enhancements to earnings as the TRIP portfolio builds. In addition, earnings in the second quarter of 2007 included the following significant items:

•	gain of five cents per common diluted share realized from the divestiture of concrete and aggregates assets, coupled with a write-down of an equity investment;

•	benefit of six cents per common diluted share due to changes in our state tax rate; and

•	charge of 12 cents per common diluted share for a potential settlement of litigation in our Inland Barge Group.

Net income for the second quarter of 2007 was $68.7 million, or $0.85 per common diluted share compared with net income of $85.8 million or $1.08 per common diluted share for the same quarter a year ago. Net income in the second quarter of 2006 included $0.28 of earnings per common diluted share from the disposition of the fittings business, which is included in discontinued operations.

Revenues for the second quarter of 2007 were $892.6 million compared with revenues of $849.1 million for the same period in 2006. The revenues in the quarter represented the highest quarterly revenues in the Company’s history.

For the six months ended June 30, 2007, the Company reported earnings from continuing operations of $128.1 million, or $1.59 per common diluted share, compared with earnings from continuing operations of $102.8 million or $1.30 per common diluted share for the same period of 2006. For the six months ended June 30, 2007, the Company reported net income of $127.8 million, or $1.59 per common diluted share, compared with total earnings of $122.8 million or $1.55 per common diluted share for the same period of 2006.

“I am pleased that our businesses continued to achieve strong results, including a record quarter for revenues,” said Timothy R. Wallace, Trinity’s Chairman, President, and CEO. “Trinity’s focus on operational efficiencies and production flexibility continued to contribute to our growth during the second quarter. Additionally, I am pleased with the TRIP transaction completed in the second quarter. This expands the Rail Group’s (“TrinityRail’s”) flexibility in its railcar leasing operations, while improving the cash flow of the Company.”

TrinityRail shipped approximately 6,980 railcars and received orders for approximately 3,080 railcars during the second quarter. As of June 30, 2007, TrinityRail’s railcar order backlog totaled approximately 33,880 railcars, representing approximately $2.8 billion of value. This backlog is approximately 4,560 railcars greater than TrinityRail’s backlog as of June 30, 2006 and approximately 2,050 railcars less than TrinityRail’s backlog as of December 31, 2006.

Trinity’s railcar leasing business continued to grow during the second quarter. At June 30, 2007, Trinity Industries Leasing Company’s fleet totaled approximately 34,670 railcars. This compares to approximately 27,200 railcars as of June 30, 2006.

Revenues for the Inland Barge Group grew 34% during the second quarter and the backlog grew to approximately $677 million as of June 30, 2007, compared to $487 million at June 30, 2006. “Our Inland Barge Group’s sizeable backlog enhances our operational efficiencies and provides a great base to perform long-term production planning,” Wallace said.

Revenues in the Energy Equipment Group grew 19% as the structural wind tower business continued to expand. The Construction Products Group’s revenues also grew over the same quarter in 2006 despite very challenging second quarter weather conditions.

“Trinity as a whole has a great deal of positive momentum. I am very pleased with the Company’s second quarter performance,” Wallace said.

Trinity will hold a conference call at 11:00 a.m. Eastern Time on August 2, 2007 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0119 until 11:59 p.m. Eastern Time on August 9, 2007.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a holding company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)

	Three Months Ended June 30,
	2007	2006
Revenues	$892.6	$849.1
Operating profit	$111.1	$108.3
Other expense	6.3	0.8

Income from continuing operations before income taxes	104.8	107.5
Provision for income taxes	35.8	43.2

Income from continuing operations	69.0	64.3
Discontinued operations:
Gain on sale of discontinued operations, net of provision for income taxes of $- and $13.8	—	22.4
Loss from discontinued operations, net of benefit for income taxes of $(0.1) and $(1.2)	(0.3)	(0.9)

Net income	$68.7	$85.8

Net income per common share:
Basic:
Continuing operations	$0.87	$0.83
Discontinued operations	0.00	0.28

	$0.87	$1.11

Diluted:
Continuing operations	$0.85	$0.81
Discontinued operations	0.00	0.27

	$0.85	$1.08

Weighted average number of shares outstanding:
Basic	78.6	77.3
Diluted	80.4	79.3

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)

	Six Months Ended June 30,
	2007	2006
Revenues	$1,721.1	$1,573.8
Operating profit	$219.8	$183.9
Other expense	19.1	12.2

Income from continuing operations before income taxes	200.7	171.7
Provision for income taxes	72.6	68.9

Income from continuing operations	128.1	102.8
Discontinued operations:
Gain on sale of discontinued operations, net of provision for income taxes of $- and $13.8	—	22.4
Loss from discontinued operations, net of benefit for income taxes of $(0.1) and $(2.7)	(0.3)	(2.4)

Net income	$127.8	$122.8

Net income per common share:
Basic:
Continuing operations	$1.63	$1.35
Discontinued operations	0.00	0.26

	$1.63	$1.61

Diluted:
Continuing operations	$1.59	$1.30
Discontinued operations	0.00	0.25

	$1.59	$1.55

Weighted average number of shares outstanding:
Basic	78.4	76.1
Diluted	80.3	79.1

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	June 30,
Revenues:	2007	2006
Rail Group	$599.1	$537.0
Construction Products Group	197.3	188.7
Inland Barge Group	120.5	90.0
Energy Equipment Group	99.3	83.3
Railcar Leasing and Management Services Group	162.5	71.8
All Other	16.9	13.1
Eliminations — lease subsidiary	(283.0)	(119.4)
Eliminations — other	(20.0)	(15.4)

Consolidated Total	$892.6	$849.1

Operating profit (loss):	Three Months Ended
	June 30,
	2007	2006
Rail Group	$96.6	$62.9
Construction Products Group	15.8	20.1
Inland Barge Group (1)	6.6	10.5
Energy Equipment Group	11.7	12.0
Railcar Leasing and Management Services Group	39.5	24.2
All Other	0.6	(0.5)
Corporate	(9.7)	(8.7)
Eliminations — lease subsidiary	(50.3)	(12.2)
Eliminations — other	0.3	—

Consolidated Total	$111.1	$108.3

(1) 2007 results include a $15.0 million charge for a potential settlement of litigation in the Inland Barge Group

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Six Months Ended June 30,
Revenues:	2007	2006
Rail Group	$1,167.8	$1,056.9
Construction Products Group	360.5	337.2
Inland Barge Group	229.2	172.0
Energy Equipment Group	190.7	151.3
Railcar Leasing and Management Services Group	233.4	128.1
All Other	32.5	24.5
Eliminations — lease subsidiary	(455.5)	(267.5)
Eliminations — other	(37.5)	(28.7)

Consolidated Total	$1,721.1	$1,573.8

Operating profit (loss):	Six Months Ended June 30,
	2007	2006
Rail Group	$174.7	$124.9
Construction Products Group	25.9	29.6
Inland Barge Group (1)	24.0	17.1
Energy Equipment Group	21.8	23.1
Railcar Leasing and Management Services Group	67.3	41.8
All Other	1.9	(3.4)
Corporate	(19.7)	(18.5)
Eliminations — lease subsidiary	(78.5)	(30.7)
Eliminations — other	2.4	—

Consolidated Total	$219.8	$183.9

(1) 2007 results include a $15.0 million charge for a potential settlement of litigation in the Inland Barge Group

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	June 30,	December 31,
	2007	2006
Cash and cash equivalents	$228.1	$311.5
Receivables, net of allowance	299.5	252.5
Inventories	563.4	528.9
Net property, plant and equipment (1)	1,927.6	1,590.3
Other assets	770.6	742.4

	$3,789.2	$3,425.6

Accounts payable and accrued liabilities	$683.3	$655.8
Debt (2)	1,328.9	1,198.9
Deferred income	44.7	42.9
Other liabilities	170.1	124.5
Stockholders’ equity	1,562.2	1,403.5

	$3,789.2	$3,425.6

(1) Property, Plant and Equipment
Corporate/Manufacturing:
Property, plant and equipment	$993.3	$943.1
Accumulated depreciation	(550.2)	(564.6)

	443.1	378.5

Leasing:
Equipment on lease	1,871.1	1,511.5
Machinery and other	35.1	35.1
Accumulated depreciation	(188.7)	(163.9)

	1,717.5	1,382.7

Deferred profit on railcars sold to the Leasing Group	(233.0)	(170.9)

	$1,927.6	$1,590.3

(2) Debt
Corporate/Manufacturing – Recourse:
Revolving commitment	$—	$—
Convertible subordinated notes	450.0	450.0
Senior notes	201.5	201.5
Other	1.5	1.8

	653.0	653.3

Leasing – Recourse:
Equipment trust certificates	75.7	119.1

Total recourse	728.7	772.4

Leasing – Non-recourse:
Secured railcar equipment notes	341.1	347.5
Warehouse facility	259.1	79.0

	600.2	426.5

	$1,328.9	$1,198.9

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)

“EBITDA” is defined as net income (loss) plus interest expense, income taxes, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended June 30,
	2007	2006
Income from continuing operations	$69.0	$64.3
Add:
Interest expense	18.8	15.9
Provision for income taxes	35.8	43.2
Depreciation and amortization expense	29.5	20.7

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$153.1	$144.1

	Six Months Ended June 30,
	2007	2006
Income from continuing operations	$128.1	$102.8
Add:
Interest expense	36.3	28.4
Provision for income taxes	72.6	68.9
Depreciation and amortization expense	56.0	40.5

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$293.0	$240.6

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